SCHEDULE II
                   INFORMATION WITH RESPECT TO
       TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
         SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                        SHARES
                                        PURCHASED        AVERAGE
                        DATE            SOLD(-)          PRICE(2)

COMMON STOCK-GABELLI CV SEC FUND

 MARIO J. GABELLI
                     5/15/95                5              *DI
                                        8,684            11.0000

GABELLI FUNDS, INC.

  GABELLI FUNDS INC.-PRINCIPAL A/C
                     6/05/95           13,900            10.7500
                     6/01/95           21,500            10.3750
                     6/01/95            1,500            10.5000
                     5/31/95            1,500            10.1250
                     5/31/95            3,900            10.3750
                     5/25/95            8,000            10.2500

 GAMCO INVESTORS, INC.
                     6/06/95              600-           11.1250
                     6/01/95            7,000            10.3750
                     5/31/95              900            10.2500
                     5/30/95           14,100            10.2500
                     5/26/95            2,000            10.2500
                     5/24/95            5,000            10.5000
                     5/16/95              250-           10.3750












(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NY STOCK EXCHANGE.
(2) PRICE EXCLUDES COMMISSION.
(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP
    OF GAMCO INVESTORS, INC.



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